Exhibit 10.24

FIRST AMENDMENT

TO

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the “Amendment”) is made as of January 28, 2005, by and among Earle M. Jorgensen Holding Company, Inc., a Delaware corporation (“Holding”), Earle M. Jorgensen Company, a Delaware corporation (the “Company”), and EMJ Metals LLC, a Delaware limited liability company (“EMJ Metals LLC”).

RECITALS

A. WHEREAS, Holding, the Company and EMJ Metals LLC entered into that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated as of December 17, 2004, pursuant to which, among other things, Holding will be merged with and into EMJ Metals LLC, with EMJ Metals LLC surviving.

B. WHEREAS, the parties to the Merger Agreement have determined that it is necessary to amend certain provisions of the Merger Agreement, all upon the terms and subject to the conditions set forth in this Amendment.

AGREEMENT

In consideration of the respective covenants and promises contained herein, the parties, intending to be legally bound, agree as follows:

1. Amendment to Section 1.1 of the Merger Agreement. Section 1.1 of the Merger Agreement is hereby amended to include, in its alphabetical order, the following definition:

“Kelso Affiliates” shall mean, collectively, William A. Marquard, George E. Matelich, Frank T. Nickell, David M. Roderick and Thomas R. Wall, IV.

2. Amendment to Section 9.4(b) of the Merger Agreement. Section 9.4(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

The Holding board of directors has determined that the authorization of this Agreement and approval of the Merger and the transactions contemplated hereby shall require the affirmative vote of: (i) a majority of the issued and outstanding shares of Holding Common Stock and Series B Preferred Stock voting together as a class, (ii) a majority of the issued and outstanding shares of Holding Series A Preferred Stock voting separately as a class, (iii) a majority of the issued and outstanding shares of Holding Common Stock and Series B Preferred Stock voting together as a class, excluding (for the purpose of counting the number of shares eligible to vote and the number of shares voted) the shares of such stock owned by the Kelso Entities and the Kelso Affiliates and (iv) a majority of the issued and outstanding shares of Holding Series A Preferred Stock voting separately as a class, excluding (for the purpose of counting the number of shares eligible to vote and the number of shares voted ) the shares of such stock owned by the Kelso Entities and the Kelso Affiliates (the “Required Vote”).

3. Amendment to Section 10.1 of the Merger Agreement. Section 10.1 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

Section 10.1 Conditions Precedent to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions, provided that the conditions contained in clauses (j) and (r) shall not be waivable:

4. Miscellaneous. Except as expressly set forth in Sections 1, 2 and 3 of this Amendment, all of the provisions of the Merger Agreement are hereby ratified and confirmed by the parties and shall remain in full force and effect. All references in the Merger Agreement to “this Agreement” shall be read as references to the Merger Agreement, as amended by this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to conflicts of laws principles. All capitalized terms herein shall have the meaning set forth in the Merger Agreement unless defined otherwise herein.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first written above.

EARLE M. JORGENSEN HOLDING COMPANY, INC.

By:	/s/ Maurice S. Nelson, Jr.
Name:	Maurice S. Nelson, Jr.
Title:	President, Chief Executive Officer and
Chief Operating Officer

EARLE M. JORGENSEN COMPANY

By:	/s/ Maurice S. Nelson, Jr.
Name:	Maurice S. Nelson, Jr.
Title:	President, Chief Executive Officer and
Chief Operating Officer

EMJ METALS LLC, by its sole member
Earle M. Jorgensen Company

By:	/s/ Maurice S. Nelson, Jr.
Name:	Maurice S. Nelson, Jr.
Title:	President, Chief Executive Officer and
Chief Operating Officer